EXHIBIT 10.86
1969 Incentive Bonus Plan
(Amended December 22, 2008)
     From time to time in past years the Board of Directors has approved cash bonuses for certain key employees whose services in such years contributed significantly to the Company’s performance. Such cash bonuses were approved and paid to the employee only if in the opinion of the Board of Directors, the condition of the Company permitted and the profits of the Company exceeded projections or estimates made at the outset of the Company’s fiscal year. It is not proposed that the INCENTIVE BONUS PLAN (the “Plan”) will change in nay respect for future years the basis upon which the Board of Directors has in past years awarded cash bonuses and the Board’s prior practices shall continue to apply.
     The principal feature of the Plan is that it gives to the Board of Directors the election as to whether to pay the bonus, if awarded, in cash or in shares of common stock of the Company. The decision as to which form a bonus shall take rests in the sole and absolute discretion of the Board of Directors at the time of the award and the individual employee has no participation, directly or indirectly, in such decision. Nothing contained in the Plan itself commits or binds the Company to pay bonuses, and if the Board of Directors decides to award bonuses, to pay such bonuses in the form of cash or stock, or to elect the same form of award with respect to each employee participating. As a condition to receive any bonus payment approved by the Board of Directors, the employee must remain in full time employment of the Company through the date of payment. The Board of Directors has tentatively set aside 50,000 shares of the common stock of the Company for use in connection with the Plan. This allocation, however, is subject to the other business needs of the Company and the number of shares set aside may be adjusted if experience under the Plan indicates that all such shares need not be applied to the Plan.
     Each employee who may be eligible to participate in any bonus award by the Company must by separate letter agreement consent to the terms of the Plan and, among other things, acknowledge that the Company is not committed or bound to pay bonuses, and acquiesce in the terms (as explained below) of the Plan.
     The Plan provides that unless and until the Board of Directors decides otherwise, if the Board of Directors fixes a cash equivalency or dollar value or amount to such bonus and determines (1) to pay the employees a bonus, and (2) to pay such bonus in the form of shares of the common stock of the Company, then the number of shares to be awarded to the employee may be determined by dividing the dollar amount of the bonus by the fair market value of one share of the common stock on the date of grant. The Board of Directors may elect not to establish the bonus in terms of a dollar amount and in lieu thereof fix a number of shares of common stock to awarded to the employee. The fair market value of the shares of stock shall be determined by the Board of Directors and shall be equal to the closing price of one share of common stock on the trading day the award is granted by the Board of Directors.
     The Plan further provides that the Board of Directors may impose such restrictions as it may decide upon the sale, assignment, transfer or discounting of the shares of stock awarded to the employee. It is proposed that, if the Board awards a bonus in stock, then the employee shall be limited in his right to sell or otherwise transfer such stock for a minimum period of three (3)

years after the award and that thereafter fifty percent (50%) of the stock shall be released to him in each of the next two successive years. The Board of Directors, however, is given the authority to release the restrictions sooner if the employee proves to the Board’s satisfaction that, unless released, an extreme hardship shall be worked upon him. In addition, in accepting the stock award, the employee must agree to remain in the full time employment of the Company during the period until the stock is released to him. If the employee voluntarily leaves the employ of the Company or is terminated for good cause, he forfeits any stock not released to him.
     If the employee dies with a right to stock, or stock has been previously released to him, then his estate succeeds to his rights except that the requirement for continued employment does not apply and the shares of stock are immediately released to the estate. The company is not compelled to deliver any shares of stock unless it is satisfied that it may do so in full compliance with the Federal and State securities regulatory laws. The employee is granted the right to have any shares previously awarded and released to him registered under the Securities Act of 1933 and the California Securities Act of 1968 provided that such registration is permissible under such act by the Company, if the Company for other reasons is registering shares of the same class of stock.
     Management is of the opinion that no consents or approvals by any Federal or State tax or securities regulatory agencies or department are required prior to the establishment of the Plan and that the same may become effective upon the approval of the shareholders. Certain consents or approvals may be required prior to actual award of shares and where necessary such consents or approvals will be obtained.

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